NORTEL NETWORKS LIMITED
Consolidated Statements of Operations and Deficit (unaudited)
(millions of U.S. dollars)

	Three months ended
	March 31,
	2002	2001

Revenues	$2,910	$5,693
Cost of revenues	2,235	3,876

Gross profit	675	1,817

Selling, general and administrative expense	749	1,316
Research and development expense	552	870
Amortization of intangibles
Acquired technology	5	203
Goodwill (note 3)	–	793
Special charges (note 6)	443	355
Gain on sale of businesses	(3)	–

Operating loss	(1,071)	(1,720)

Equity in net loss of associated companies	(6)	(15)
Other income (expense) – net	(11)	107
Interest expense
Long-term debt	(36)	(39)
Other	(12)	(18)

Loss from continuing operations before income taxes	(1,136)	(1,685)
Income tax benefit (note 7)	332	254

Net loss from continuing operations	(804)	(1,431)
Net loss from discontinued operations – net of tax (note 4)	–	(181)

Net loss	$(804)	$(1,612)

Deficit at beginning of the period	$(16,116)	$(391)
Net loss	(804)	(1,612)
Dividends on preferred shares	(5)	(8)

Deficit at end of the period	$(16,925)	$(2,011)

     See notes to unaudited consolidated financial statements.

NORTEL NETWORKS LIMITED
Consolidated Balance Sheets (unaudited)
(millions of U.S. dollars)

	March 31,	December 31,
	2002	2001

ASSETS
Current assets
Cash and cash equivalents	$3,029	$3,467
Accounts receivable (less provisions of $502 at March 31, 2002; $659 at December 31, 2001)	2,746	2,925
Inventories – net (note 5)	1,491	1,569
Income taxes recoverable	912	790
Future income taxes – net	1,516	1,401
Other current assets	877	849
Current assets of discontinued operations (note 4)	540	698

Total current assets	11,111	11,699

Long-term receivables (less provisions of $824 at March 31, 2002; $828 at December 31, 2001)	158	203
Investments at cost and associated companies at equity	234	253
Plant and equipment – net	2,230	2,461
Goodwill – net (note 3)	1,378	1,385
Intangible assets – net (note 5)	14	20
Future income taxes – net	1,819	2,141
Other assets	703	694
Long-term assets of discontinued operations (note 4)	283	283

Total assets	$17,930	$19,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$410	$429
Trade and other accounts payable (note 8)	2,144	2,238
Payroll and benefit-related liabilities	677	615
Other accrued liabilities	5,185	5,360
Income taxes payable	268	143
Long-term debt due within one year	318	384
Current liabilities of discontinued operations (note 4)	286	384

Total current liabilities	9,288	9,553
Deferred income	132	153
Long-term debt	2,276	2,273
Future income taxes – net	466	580
Other liabilities	1,301	1,308
Minority interest in subsidiary companies	95	100

	13,558	13,967

Contingencies (note 10)
SHAREHOLDERS’ EQUITY
Preferred shares, without par value – Authorized shares: unlimited; Issued and outstanding shares: 30,000,000 at March 31, 2002 and December 31, 2001, respectively	536	536
Common shares, without par value – Authorized shares: unlimited; Issued and outstanding shares: 1,460,978,634 at March 31, 2002 and December 31, 2001, respectively	2,694	2,694
Contributed surplus	18,972	18,939
Deficit	(16,925)	(16,116)
Foreign currency translation adjustment	(905)	(881)

Total shareholders’ equity	4,372	5,172

Total liabilities and shareholders’ equity	$17,930	$19,139

     See notes to unaudited consolidated financial statements.

NORTEL NETWORKS LIMITED
Consolidated Statements of Cash Flows (unaudited)
(millions of U.S. dollars)

	Three months ended
	March 31,
	2002	2001

Cash flows from (used in) operating activities
Net loss from continuing operations	$(804)	$(1,431)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	157	1,199
Non-cash portion of special charges and related asset write downs	75	64
Equity in net loss of associated companies	6	15
Tax benefit from stock options	–	33
Future income taxes	93	(107)
Other liabilities	(41)	(30)
Gain on sale of investments and businesses	(11)	(24)
Other – net	132	(20)
Change in operating assets and liabilities:
Accounts receivable	156	923
Inventories	78	263
Income taxes	3	(461)
Accounts payable and accrued liabilities	(209)	(1,213)
Other operating assets and liabilities	(36)	(13)

Net cash used in operating activities of continuing operations	(401)	(802)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(103)	(544)
Proceeds on disposals of plant and equipment	44	–
Increase in long-term receivables	(107)	(389)
Decrease in long-term receivables	89	61
Acquisitions of investments and businesses – net of cash acquired	(19)	(24)
Proceeds on sale of investments and businesses	24	44

Net cash used in investing activities of continuing operations	(72)	(852)

Cash flows from (used in) financing activities
Dividends on preferred shares	(5)	(8)
Increase (decrease) in notes payable – net	(9)	377
Proceeds from long-term debt	11	1,610
Repayments of long-term debt	(2)	(37)
Decrease in capital leases payable	(4)	(17)

Net cash from (used in) financing activities of continuing operations	(9)	1,925

Effect of foreign exchange rate changes on cash and cash equivalents	(6)	(15)

Net cash from (used in) continuing operations	(488)	256
Net cash from (used in) discontinued operations (note 4)	50	(130)

Net increase (decrease) in cash and cash equivalents	(438)	126

Cash and cash equivalents at beginning of period – net	3,467	1,571

Cash and cash equivalents at end of period – net (note 5)	$3,029	$1,697

     See notes to unaudited consolidated financial statements.

NORTEL NETWORKS LIMITED
Notes to Consolidated Financial Statements (unaudited)
(millions of U.S. dollars, unless otherwise stated)

1.	Nortel Networks Limited

Effective May 1, 2000, Nortel Networks Limited (“Old Nortel”) and a newly formed Canadian corporation (“New Nortel”) participated in a Canadian court-approved plan of arrangement (the “Arrangement”) with BCE Inc. As a result of the Arrangement: Old Nortel and its subsidiaries became direct and indirect subsidiaries, respectively, of New Nortel; New Nortel assumed the name “Nortel Networks Corporation”; New Nortel’s common shares began to trade publicly on the New York and Toronto stock exchanges under the symbol “NT”; Old Nortel was renamed “Nortel Networks Limited”; and 100 percent of Old Nortel’s common shares were acquired by New Nortel and ceased to be publicly traded. The preferred shares and debt securities of Old Nortel outstanding immediately prior to the Arrangement remained outstanding and continued to be obligations of Old Nortel immediately after the Arrangement. All of the business and operations conducted by Old Nortel and its subsidiaries immediately prior to the effective date of the Arrangement continued to be conducted by Old Nortel and its subsidiaries as subsidiaries of New Nortel immediately after the Arrangement. All acquisitions completed prior to May 1, 2000 were consummated by Old Nortel or its subsidiaries. Since May 1, 2000, acquisitions involving any share consideration have been consummated by New Nortel, while acquisitions not involving share consideration have continued to be consummated by Old Nortel or its subsidiaries.

2.	Basis of presentation

The accompanying unaudited Consolidated Financial Statements of Nortel Networks Limited (“Nortel Networks”) include all majority owned subsidiaries over which Nortel Networks exercises control, and have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) with respect to the preparation of interim financial information. Accordingly, they do not include all information and notes as required in the preparation of annual consolidated financial statements. The accounting policies used in the preparation of the accompanying unaudited Consolidated Financial Statements are the same as those described in Nortel Networks audited Consolidated Financial Statements prepared in accordance with GAAP for the three years ended December 31, 2001, except as described in note 3. Although Nortel Networks is headquartered in Canada, the accompanying unaudited Consolidated Financial Statements are expressed in United States dollars as the greater part of Nortel Networks financial results and net assets are denominated in United States dollars.

In the opinion of management, all adjustments necessary to effect a fair statement of the results for the periods presented have been made and all such adjustments are of a normal recurring nature. The financial results for the three months ended March 31, 2002, are not necessarily indicative of financial results for the full year. The accompanying unaudited Consolidated Financial Statements should be read in conjunction with Nortel Networks Annual Report for the year ended December 31, 2001 (the “2001 Annual Report”).

The preparation of Nortel Networks Consolidated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for items and matters such as long-term contracts, allowance for uncollectible accounts receivable and customer financings, inventory obsolescence, product warranty, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions, in-process research and development (“IPR&D”), and contingencies.

Certain 2001 figures in the accompanying unaudited Consolidated Financial Statements have been reclassified to conform to the 2002 presentation.

3.	Accounting changes

Accounting for goodwill and other intangible assets

In July 2001, the Canadian Institute of Chartered Accountants (the “CICA”) issued Handbook Section 3062, “Goodwill and Other Intangible Assets” (“Section 3062”), effective for fiscal years beginning on or after January 1, 2002. Section 3062 changed the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, and amortization of intangibles with an indefinite life, ceased upon adoption of this Statement. For any acquisitions completed after June 30, 2001, goodwill and intangible assets with an indefinite life are not amortized.

Nortel Networks adopted the provisions of Section 3062 effective January 1, 2002. Nortel Networks will be performing the first of the required Section 3062 impairment tests during the second quarter of 2002 and, therefore, has not yet determined the effect that the adoption of Section 3062 will have on the business, results of operations, and financial condition of Nortel Networks. Any such adjustment made in the second quarter of 2002 based on the results of the initial impairment tests would be treated as an adjustment to the January 1, 2002 opening retained earnings balance. There can be no assurance that any other future goodwill impairment tests will not result in a charge to net earnings (loss).

Acquired technology will continue to be amortized and carried at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the respective assets, generally two to three years.

The following table presents the impact on net loss from both continuing and discontinued operations for the three months ended March 31 of the Section 3062 requirement to cease the amortization of goodwill as if the standard had been in effect beginning January 1, 2001:

	2002	2001

Reported results:
Net loss from continuing operations	$(804)	$(1,431)
Net loss from discontinued operations – net of tax	–	(181)

Net loss – reported	$(804)	$(1,612)

Adjustments:
Amortization of goodwill from continuing operations – net of tax of $3(a)	$–	$797
Amortization of goodwill from discontinued operations	–	63

Total net adjustments	$–	$860

Adjusted results:
Net loss from continuing operations	$(804)	$(634)
Net loss from discontinued operations – net of tax	–	(118)

Net loss – adjusted	$(804)	$(752)

(a)	Includes goodwill amortization of equity accounted investments.

4.	Discontinued operations

On June 14, 2001, Nortel Networks Board of Directors approved a plan to discontinue Nortel Networks access solutions operations consisting of all of Nortel Networks narrowband and broadband solutions, including copper, cable, and fixed wireless solutions, as well as Nortel Networks then current consolidated membership interest in Arris Interactive LLC (“Arris”) and equity investment in Elastic Networks Inc. (“Elastic Networks”). Also affected by the decision were Nortel Networks prior acquisitions of Promatory Communications, Inc. (“Promatory”), Aptis Communications, Inc. (“Aptis”), and Broadband Networks Inc.

Pursuant to the CICA Handbook Section 3475, “Discontinued Operations”, the revenues, costs and expenses, assets and liabilities, and cash flows of Nortel Networks access solutions operations have been segregated in the accompanying unaudited Consolidated Statements of Operations, unaudited Consolidated Balance Sheets, and unaudited Consolidated Statements of Cash Flows, and are reported as “discontinued operations”.

The results of discontinued operations for the three months ended March 31, presented in the accompanying unaudited Consolidated Statements of Operations, were as follows:

	2002	2001

Revenues	$68	$424

Net loss from discontinued operations – net of tax(a)	$–	$(181)

(a)	Net loss from discontinued operations was net of applicable income tax benefits of nil and $65 for the three months ended March 31, 2002 and 2001, respectively.

On March 5, 2002, Nortel Networks divested its approximately 46 percent ownership interest in Elastic Networks to Paradyne Networks, Inc. (“Paradyne”) in exchange for an approximately 8 percent ownership interest in Paradyne. Nortel Networks recorded a gain of approximately $7 on the transaction, which is included in the estimated remaining provisions required for discontinued operations.

During the three months ended March 31, 2002, Nortel Networks recorded a gain of approximately $13 due to the reduction of Nortel Networks ownership interest in Arris Group, Inc. (“Arris Group”), received for Nortel Networks original interest in Arris, from approximately 49 percent to approximately 46 percent as a result of Arris Group’s issuance of common shares in connection with its acquisition of another company, which is included in the estimated remaining provisions required for discontinued operations.

In connection with the decision to discontinue the access solutions operations on June 14, 2001, Nortel Networks recorded a pre-tax loss on disposal of the access solutions operations of $2,791 in the second quarter of 2001, which reflected the estimated costs directly associated with Nortel Networks plan of disposition. The loss reflected: the write-off of goodwill associated with the acquisition of Promatory in the amount of $428; provisions for both short-term and long-term receivables of $900; a provision for inventories of $381; other asset write-offs totalling $151; future contractual obligations and estimated liabilities of $759; and estimated operating losses during the planned period of disposition of $172.

At March 31, 2002, the remaining accruals of $258 related to the above noted future contractual obligations and estimated liabilities, and estimated operating losses during the planned period of disposition were included in current liabilities of discontinued operations. The remaining accruals are expected to be substantially drawn down by cash payments over the planned period of disposition, the impact of which is expected to be offset by proceeds from the sale of certain remaining assets to be disposed of. Nortel Networks continues to work towards disposing of or transitioning the ownership of certain operations. Any operations not disposed of or so transitioned are expected to be closed. Nortel Networks expects to complete this plan by June 2002, subject to the closing of specific transactions, the timing of which may be impacted by regulatory approval processes and business issues.

The assets and liabilities of discontinued operations presented in the accompanying unaudited Consolidated Balance Sheets were as follows:

	March 31,	December 31,
	2002	2001

Accounts receivable – net	$19	$109
Inventories – net	51	66
Future income taxes	303	348
Other current assets	167	175

Total current assets of discontinued operations	540	698

Intangible assets – net	17	17
Other long-term assets	266	266

Total assets of discontinued operations	$823	$981

Current liabilities	$286	$384
Long-term liabilities (included in Other liabilities)	1	11

Total liabilities of discontinued operations	$287	$395

The net cash from (used in) discontinued operations for the three months ended March 31, presented in the accompanying unaudited Consolidated Statements of Cash Flows, was as follows:

	2002	2001

Cash flows from (used in) discontinued operations
Operating activities	$72	$(33)
Investing activities	(22)	(97)

Net cash from (used in) discontinued operations	$50	$(130)

5.	Consolidated financial statement details

Consolidated balance sheets

The following tables provide details as at:

Inventories – net:

	March 31,	December 31,
	2002	2001

Raw materials	$817	$745
Work in process	488	576
Finished goods	186	248

Inventories – net(a)	$1,491	$1,569

(a)	Net of inventory provisions of $994 and $913 as at March 31, 2002 and December 31, 2001, respectively. Nortel Networks has also accrued in other accrued liabilities $404 and $565 at March 31, 2002 and December 31, 2001, respectively, for cancellation charges, for inventory in excess of future demand, and for the settlement of certain other claims related to its contract manufacturers or suppliers.

Intangible assets – net:

	March 31,	December 31,
	2002	2001

Acquired technology	$5,201	$5,201
Less: accumulated amortization:	(5,187)	(5,181)

Intangible assets – net	$14	$20

The remaining intangible assets – net will be fully amortized by the end of 2002.

Consolidated statements of cash flows

The following table provides details for the three months ended March 31:

Interest and income taxes paid (received):

	2002	2001

Interest paid	$70	$32
Income taxes paid (received)	$(506)	$191

6.	Special charges

Special charges for the three months ended March 31, 2002 were as follows:

	Provision	March 31,				Provision
	balance as at	2002		Cumulative drawdowns		balance as at
	December 31,	special				March 31,
	2001	charges	Total	Cash	Non-cash	2002

Workforce reduction	$393	$312	$705	$237	$–	$468
Contract settlement and lease costs	773	56	829	141	–	688
Plant and equipment write downs	–	75	75	–	75	–
Other	31	–	31	9	–	22

Total	$1,197	$443	$1,640	$387	$75	$1,178

Three months ended March 31, 2002

For the three months ended March 31, 2002, Nortel Networks recorded special charges of $443 related to restructuring costs associated with its work plan, which was implemented in 2001 and continued into the first quarter of 2002, to streamline its operations and activities around its core markets and leadership strategies.

Workforce reduction charges of $312 were related to the cost of severance and benefits associated with the approximately 4,000 employees notified of termination.

Contract settlement costs included negotiated settlements of approximately $56 to either cancel contracts or renegotiate existing contracts across all of Nortel Networks segments.

As a result of the significant negative industry and economic trends impacting Nortel Networks operations and expected future growth rates, Nortel Networks has performed assessments of certain plant and equipment assets as part of its review of financial results during the three months ended March 31, 2002. The conclusion of these assessments resulted in a write down of certain plant and equipment within global operations, a function that supports all of Nortel Networks segments, and within the Optical Long-Haul Networks segment, of approximately $75.

Year ended December 31, 2001

For the year ended December 31, 2001, Nortel Networks recorded restructuring charges of $3,310, related to workforce reduction costs of $1,343, contract settlement and lease costs of $883, plant and equipment write downs of $939, and other costs of $145. During the year ended December 31, 2001, there were cumulative cash and non-cash drawdowns against the provision of $1,082 and $1,031, respectively, resulting in an ending provision balance at December 31, 2001 of $1,197. The cash drawdowns related primarily to workforce reduction payments, and the non-cash drawdowns related primarily to the plant and equipment write downs.

Period from January 1, 2001 to March 31, 2002

Of the approximately 39,500 employees notified during the period from January 1, 2001 to March 31, 2002, approximately 14,600 were direct employees performing manufacturing, assembly, test and inspection activities associated with the production of Nortel Networks products, and approximately 24,900 were indirect sales, marketing, and administrative employees, and manufacturing managers. The workforce reduction was primarily in North America and the United Kingdom and extended across all of Nortel Networks segments. During the three months ended March 31, 2002, the workforce reduction provision balance has been drawn down by cash payments of $237, resulting in an ending provision balance for workforce reduction of $468. The remaining provision is expected to be substantially drawn down by the second quarter of 2003.

In conjunction with the above noted workforce reduction, Nortel Networks identified a number of leased and owned facilities comprised of office, warehouse and manufacturing space, as well as leased manufacturing equipment, that were no longer required. As a result, Nortel Networks recorded net lease costs of approximately $757. The costs primarily related to Nortel Networks future contractual obligations under operating leases. Offsetting the total lease charge is approximately $506 in expected sublease revenue on leases that Nortel Networks cannot terminate. Nortel Networks expects to have subleased substantially all of these properties by the end of 2004. Nortel Networks wrote down the net carrying value of specific owned facilities across all segments within North America and the United Kingdom. The write down of approximately $95 reflects the net realizable value based on market assessments for general purpose facilities. Contract settlement costs included negotiated settlements of approximately $182 to either cancel contracts or renegotiate existing contracts across all of Nortel Networks segments. During the three months ended March 31, 2002, the provision balance for contract settlement and lease costs has been drawn down by cash payments of $141, resulting in an ending provision balance of $688. The remaining provision is expected to be substantially drawn down by the end of 2004.

Plant and equipment write downs of approximately $459 consisted of the write down of leasehold improvements and certain information technology equipment associated with the exiting of the above noted leased and owned facilities.

In addition, as a result of the significant negative industry and economic trends impacting Nortel Networks operations and expected future growth rates, Nortel Networks has performed assessments of certain plant and equipment assets as part of its review of financial results during 2001 and the first quarter of 2002. The conclusion of these assessments resulted in a write down of certain plant and equipment within global operations, a function that supports all of Nortel Networks segments, and within the Optical Long-Haul Networks segment, of approximately $460.

Within global operations, it was determined that there was excess test equipment at a number of system houses that would no longer be required as a result of the industry and economic environment. As a result, Nortel Networks recorded a charge of approximately $88 to write down the value of this equipment to its net realizable value based on the current fair value for this type of specialized equipment. Nortel Networks expects to dispose of this equipment by the end of 2002.

Within the Optical Long-Haul Networks segment, it was determined that there was excess manufacturing equipment at a number of facilities that would no longer be required as a result of the industry and economic environment. As a result, Nortel Networks recorded a charge of approximately $281 to write down the value of this equipment to its net realizable value based on the current fair market value for this type of specialized equipment. Nortel Networks expects to dispose of this equipment by the end of the second quarter of 2002. Nortel Networks also wrote down the net carrying value of a specialized manufacturing facility within the Optical Long-Haul Networks segment for the production of optical components within North America. The write down of approximately $91 reflects the net realizable value based on market assessments for a general purpose facility.

7.	Income taxes

Nortel Networks effective tax benefit rate fluctuates from period to period primarily as a result of the impact of non-tax deductible goodwill amortization, stock option compensation, goodwill write downs, and certain non-tax deductible restructuring charges. Excluding these impacts as applicable, Nortel Networks effective tax benefit rate was 31.5 percent and 34.5 percent for the three months ended March 31, 2002 and 2001, respectively, and reflected changes in the geographic earnings (loss) mix.

Recently approved tax legislation in the United States extended the net operating loss carry-back period from two years to five years. As a result, Nortel Networks had the ability to carry back available United States losses from 2001 and utilize approximately $700 of deferred income tax assets previously recognized.

8.	Related party transactions

Nortel Networks engages in certain transactions with Nortel Networks Corporation and directly owned subsidiaries of Nortel Networks Corporation. These transactions include cash borrowings between the parties in addition to funding activities pursuant to reciprocal credit agreements. As at March 31, 2002 and December 31, 2001, the balance included in trade and other accounts payable owing to Nortel Networks Corporation was $93 and $134, respectively, and to directly owned subsidiaries of Nortel Networks Corporation was $157 and $116, respectively.

9.	Segmented information

General description

Nortel Networks operations are organized around three reportable segments; Metro and Enterprise Networks (“Metro and Enterprise”), Wireless Networks (“Wireless”), and Optical Long-Haul Networks (“Optical Long-Haul”).

Nortel Networks reportable segments are focused on providing seamless networking products and service capabilities across Metro and Enterprise, Wireless, and Optical Long-Haul. These product and service solutions are used by service provider and enterprise customers, including incumbent and competitive local exchange carriers, interexchange carriers, service providers with global businesses, wireless service providers, Internet service providers, application service providers, hosting service providers, resellers, cable television companies, other communication service providers, large businesses and their branch offices, small businesses, and home offices, as well as government, education, and utility organizations. Metro and Enterprise includes metro optical transmission, data switching systems, routers, and aggregation products to deliver services via Internet Protocol (“IP”) and other protocol standards across local and wide area networks, voice over IP solutions for both greenfield and circuit to packet network transitions, and traditional voice circuit switching. Wireless includes wireless mobility switching and access products for voice and data communications that span most major global mobility standards. Optical Long-Haul includes long-haul optical transmission products designed to provide long-distance, high capacity dense wavelength division multiplexing transport, traditional optical transmission systems that support most global transmission standards, optical switch platforms, and optical components for long distance optical networks.

“Other” represents miscellaneous business activities and corporate functions. None of these activities meet the quantitative criteria to be disclosed as reportable segments.

As described in note 4, Nortel Networks access solutions operations were discontinued during the year ended December 31, 2001. These operations were previously included as a separate segment within Other. The data included below excludes amounts related to the operations of the access solutions segment.

Nortel Networks President and Chief Executive Officer (“CEO”) has been identified as the chief operating decision maker in assessing the performance of the segments and the allocation of resources to the segments. Each reportable segment is managed separately with each segment manager reporting directly to the CEO. The CEO relies on the information derived directly from Nortel Networks management reporting system. Contribution margin represents the primary financial measure used by the CEO in assessing performance and allocating resources, and includes the cost of revenues, and selling, general and administrative expense, for which the segment managers are held accountable. Costs associated with shared services, and other corporate costs, are allocated to the segments based on usage determined by headcount. Costs not allocated are primarily related to Nortel Networks corporate compliance and other non-operational activities and are included in Other. In addition, the CEO does not review asset information on a segmented basis. The accounting policies of the reportable segments are the same as those described in Nortel Networks audited Consolidated Financial Statements filed in the 2001 Annual Report to the extent that the related items are included within contribution margin.

Segments

The following tables set forth information by segments for the three months ended March 31:

	2002	2001

Revenues
Metro and Enterprise	$1,487	$2,769
Wireless	1,133	1,550
Optical Long-Haul	275	1,174
Other	15	200

Total	$2,910	$5,693

Contribution margin
Metro and Enterprise	$(21)	$498
Wireless	238	178
Optical Long-Haul	(168)	(13)
Other	(123)	(162)

Total	(74)	501

Research and development expense	(552)	(870)
Amortization of acquired technology	(5)	(203)
Amortization of goodwill	–	(793)
Special charges	(443)	(355)
Gain on sale of businesses	3	–

Consolidated operating loss	$(1,071)	$(1,720)

10.	Contingencies

Subsequent to the February 15, 2001 announcement in which Nortel Networks Corporation provided revised guidance for financial performance for the 2001 fiscal year and the first quarter of 2001, Nortel Networks Corporation and certain of its then current officers and directors were named as defendants in more than twenty-five purported class action lawsuits. These lawsuits in the United States District Courts for the Eastern District of New York, for the Southern District of New York and for the District of New Jersey, and in the provinces of Ontario, Quebec, and British Columbia in Canada, on behalf of shareholders who acquired Nortel Networks Corporation’s securities as early as October 24, 2000 and as late as February 15, 2001, allege, among other things, violations of United States federal and Canadian provincial securities laws. Securities regulatory authorities in Canada and the United States are also reviewing these matters. On May 11, 2001, Nortel Networks Corporation filed motions to dismiss and/or stay in connection with the three proceedings in Quebec primarily based on the factual allegations lacking substantial connection to Quebec and the inclusion of shareholders resident in Quebec in the class claimed in the Ontario lawsuit. The plaintiffs in two of these proceedings in Quebec obtained court approval for discontinuances of their proceedings on January 17, 2002. The motion to dismiss and/or stay the third proceeding was heard on November 6, 2001 and the court deferred any determination on the motion to the judge who will hear the application for authorization to commence a class proceeding. On December 6, 2001, Nortel Networks Corporation filed a motion seeking leave to appeal that decision. The motion for leave to appeal was dismissed on March 11, 2002. On October 16, 2001, an order in the Southern District of New York was filed consolidating twenty-five of the related United States class action lawsuits into a single case, appointing class plaintiffs and counsel for such plaintiffs. The plaintiffs served a consolidated amended complaint on January 18, 2002. On December 17, 2001, the defendants in the British Columbia action served notice of a motion requesting the court to decline jurisdiction and to stay all proceedings on the ground that British Columbia is an inappropriate forum.

A class action lawsuit was also filed in the United States District Court for the Southern District of New York on behalf of shareholders who acquired the securities of JDS Uniphase Corporation (“JDS”) between January 18, 2001 and February 15, 2001, alleging violations of the same United States federal securities laws as the above-noted lawsuits.

On April 1, 2002, Nortel Networks Corporation filed a motion to dismiss both the above consolidated United States shareholder class action and the above JDS shareholder class action complaints on the grounds that they failed to state a cause of action under United States federal securities laws. With respect to the JDS shareholder class action complaint, Nortel Networks Corporation also moved to dismiss on the separate basis that JDS shareholders lacked standing to sue Nortel Networks Corporation.

A purported class action lawsuit was filed in the United States District Court for the Middle District of Tennessee on December 21, 2001, on behalf of participants and beneficiaries of the Nortel Networks Long-Term Investment Plan (the “Plan”) at any time during the period of March 7, 2000 through the filing date and who made or maintained Plan investments in Nortel Networks Corporation common shares, under the Employee Retirement Income Security Act for Plan-wide relief and alleging, among other things, material misrepresentations and omissions to induce Plan participants to continue to invest in and maintain investments in Nortel Networks Corporation common shares in the Plan. A motion to dismiss or, in the alternative, to transfer was filed on March 15, 2002. A second purported class action lawsuit, on behalf of the Plan and Plan participants for whose individual accounts the Plan purchased Nortel Networks Corporation common shares during the period from October 27, 2000 to February 15, 2001, and making similar allegations, was filed in the same court on March 12, 2002. A third purported class action lawsuit, on behalf of persons who are or were Plan participants or beneficiaries at any time since March 1, 1999 to the filing date, and making similar allegations, was filed in the same court on March 21, 2002.

On February 12, 2001, Nortel Networks Inc. (“NNI”), a direct subsidiary of Nortel Networks, was served with a consolidated amended class action complaint (the “First Complaint”) that purported to add Nortel Networks Corporation as a defendant to a lawsuit commenced in July 2000 against Entrust, Inc. (formerly Entrust Technologies, Inc.) (“Entrust”) and two of its then current officers in the United States District Court for the Eastern District of Texas (Marshall Division) (the “District Court”). The First Complaint alleges that Entrust, two officers of Entrust, and Nortel Networks Corporation violated the Securities Exchange Act of 1934 with respect to certain statements made by Entrust. Nortel Networks Corporation is alleged to be a controlling person of Entrust. On April 6, 2001, Nortel Networks Corporation filed a motion to dismiss the First Complaint. On July 31, 2001, the First Complaint was dismissed without prejudice. On August 31, 2001, the plaintiffs filed a second amended class action complaint (the

“Second Complaint”) against the same defendants asserting claims substantively similar to those in the First Complaint. On September 21, 2001, Nortel Networks Corporation filed a motion to dismiss the Second Complaint. The motion is currently under consideration by the District Court.

On March 4, 1997, Bay Networks, Inc. (“Bay Networks”), a company acquired on August 31, 1998, announced that shareholders had filed two separate lawsuits in the United States District Court for the Northern District of California (the “Federal Court”) and the California Superior Court, County of Santa Clara (the “California Court”), against Bay Networks and ten of Bay Networks’ then current and former officers and directors, purportedly on behalf of a class of shareholders who purchased Bay Networks’ common shares during the period of May 1, 1995 through October 14, 1996. On August 17, 2000, the Federal Court granted the defendants’ motion to dismiss the federal complaint. On August 1, 2001, the United States Court of Appeals for the Ninth Circuit denied the plaintiffs’ appeal of that decision. On April 18, 1997, a second lawsuit was filed in the California Court, purportedly on behalf of a class of shareholders who acquired Bay Networks’ common shares pursuant to the registration statement and prospectus that became effective on November 15, 1995. The two actions in the California Court were consolidated in April 1998; however, the California Court denied the plaintiffs’ motion for class certification. In January 2000, the California Court of Appeal rejected the plaintiffs’ appeal of the decision. A petition for review was filed with the California Supreme Court by the plaintiffs and was denied. In February 2000, new plaintiffs who allege to have been shareholders of Bay Networks during the relevant periods, filed a motion for intervention in the California Court seeking to become the representatives of a class of shareholders. The motion was granted on June 8, 2001 and the new plaintiffs filed their complaint-in-intervention on an individual and purported class representative basis alleging misrepresentations made in connection with the purchase and sale of securities of Bay Networks in violation of California statutory and common law. On March 11, 2002, the California Court granted the defendants’ motion to strike the class allegations. The plaintiffs were permitted to proceed on their individual claims.

In each of the matters described above, plaintiffs are seeking an unspecified amount of money damages.

Nortel Networks is also a defendant in various other suits, claims, proceedings and investigations which arise in the normal course of business.

Nortel Networks is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact of the above matters which seek damages of material or indeterminate amounts, and therefore cannot determine whether these actions, suits, claims, proceedings and investigations will, individually or collectively, have a material adverse effect on the business, results of operations, and financial condition of Nortel Networks. Nortel Networks and any named directors and officers of Nortel Networks intend to vigorously defend these actions, suits, claims, proceedings and investigations.

11.	Subsequent events

On April 21, 2002, Nortel Networks entered into an agreement with Aastra Technologies Limited to sell certain assets, which are included in discontinued operations, associated with Nortel Networks prior acquisition of Aptis. The consideration primarily consists of approximately $18 in cash, as well as contingent cash consideration of up to $60 over four years based on the achievement of certain revenue targets by the business. The deal is expected to close in the second quarter of 2002.

Effective April 8, 2002, Nortel Networks and NNI amended and extended the 364-day syndicated credit agreements originally entered into on April 12, 2000 and subsequently amended on April 11, 2001. The April 8, 2002 amendments reduced the size of the 364-day committed revolving facilities to $1,175 from $1,750, extended the term to April 7, 2003 with no additional term-out period thereafter, maintained the financial covenant in the April 2001 facilities requiring Nortel Networks minimum consolidated tangible net worth to be not less than $1,888, and included higher pricing reflecting the current credit and bank environment.

On April 4, 2002, Moody’s Investors Services, Inc. lowered Nortel Networks United States senior long-term debt rating below investment grade to Ba3. On April 9, 2002, Standard & Poor’s Ratings Service also lowered their credit ratings for Nortel Networks below investment grade to BB-. As a result, various liens, pledges, and guarantees became effective under certain credit and security agreements entered into by Nortel Networks and various of its subsidiaries. In accordance with the covenants in the trust indentures for all of Nortel Networks current consolidated public debt securities, which represent primarily all of Nortel Networks consolidated long-term debt at March 31, 2002, all such public debt securities are also secured equally and ratably with the obligations under all of Nortel Networks and NNI’s credit agreements by liens on substantially all of the assets of Nortel Networks and those of most of its United States and Canadian subsidiaries, and by pledges of shares in certain of Nortel Networks other subsidiaries. In addition, certain of Nortel Networks wholly owned subsidiaries have guaranteed Nortel Networks obligations under the credit agreements and outstanding public debt securities (the “Guarantor Subsidiaries”). Non-guarantor subsidiaries represent either wholly owned subsidiaries of Nortel Networks whose shares have been pledged, or are the remaining subsidiaries of Nortel Networks which are not providing liens, pledges, or guarantees.

The liens, pledges, and guarantees described above also apply equally and ratably to the obligations under Nortel Networks Corporation’s $1,800 4.25 percent convertible senior notes due September 1, 2008.

The gross assets and liabilities of the subsidiaries whose shares have been pledged are $1,416 and $4,123, respectively, as at March 31, 2002. The gross assets of the Guarantor Subsidiaries are $5,242 as at March 31, 2002.